Exhibit 99.1

Symyx Technologies Reports 2006 Financial Results

2006 Revenue +16% and Non-GAAP Diluted EPS +17% Over Prior Year

Santa Clara, CA, February 8, 2007 – Symyx Technologies, Inc. (Nasdaq: SMMX) today reported financial results for the full year and fourth quarter ended December 31, 2006. For the full-year 2006, Symyx reported:

•                  Revenue of $124.9 million

•                  GAAP diluted EPS of $0.24

•                  Non-GAAP diluted EPS of $0.36 (excluding acquisition-related adjustments)

•                  Non-GAAP diluted EPS of $0.55 (excluding acquisition-related adjustments and FAS123R expense)

Steve Goldby, chairman and chief executive officer of Symyx Technologies, said, “Our 2006 results underscore our continued ability to develop customer relationships and to expand our product and service offerings. As demonstrated by our ability to pioneer markets in Collaborations, Tools and Software, and by our discovered materials, we enable our customers to achieve significant advancements in research productivity and innovation. In the fourth quarter, we also demonstrated our ability to secure significant revenue beyond the committed levels reported at the beginning of the period.”

Key 2006 and early 2007 accomplishments include:

Symyx Labs:

•                  Advancements in approximately 20 research collaborations programs, including identification of and transfer of leads to several customers

•                  Announcement by the Dow Chemical Company of the introduction of a revolutionary olefin-based elastomer, INFUSE™ Olefin-Block Copolymers, discovered by Dow using Symyx Tools and manufactured using Dow technologies and a Symyx discovered catalyst. Sales of INFUSE are expected to generate royalty payments to Symyx

•                  Strategic, royalty bearing license of Symyx high-throughput technologies to Intermolecular for commercial application in the semiconductor field, as well as a strategic investment in Intermolecular

•                  Introduction of Symyx partnering collaborations, with co-investment in research efforts with companies including 3D Systems Corporation

Symyx Tools:

•                  Revenue growth of 23% over 2005

•                  Growth within Symyx’s historic base of pharmaceutical customers, plus expansion through new industrial and academic customers

•                  Acquisition of Autodose in Geneva, Switzerland, providing an operating base in Europe, advanced powder handling capabilities and a springboard for new Benchtop Tools products

•                  Introduction of Symyx Benchtop System at the American Laboratory Association meeting, adding a significant new modular entry point for Symyx Tools

Symyx Software:

•                  Revenue growth of 66% over 2005

•                  Growth driven by expanding adoption of Symyx Software by pharmaceutical companies plus increasing biotech customer base and active evaluation by chemical companies

•                  Introduction of three major new product releases: Symyx ELN Software 5.3, Discovery Notebook 4.0 and release of upgrades to the Symyx Lab Execution and Analysis applications

Corporate:

•                  Completion of $30 million buy-back of Symyx stock, with repurchase of 1.2 million shares

•                  Creation and venture funding of Visyx, providing a focused company for the commercial development of Symyx sensor technology

2006 Full Year Financial Results

Revenue for the year ended December 31, 2006 increased 16% to $124.9 million, including $57.9 million in service revenue primarily from research collaborations and software consulting services, $33.5 million in product revenue from Symyx Tools sales and $33.5 million of license fees and royalty revenue which include license fees for Symyx Software, sensors and intellectual property as well as royalties from Symyx discoveries.  By business area, Collaborations generated $52.2 million (42% of total revenue), Symyx Tools $37.8 million (30%), Symyx Software $25.5 million (20%), Materials and IP Licensing $5.7 million (5%) and Sensors $3.7 million (3%).

2006 GAAP diluted earnings per share were $0.24.  Non-GAAP diluted earnings per share were $0.36 excluding acquisition-related adjustments and $0.55 excluding both FAS123R expense and acquisition-related adjustments. The effective income tax rate for 2006 was 43%, affected by the non-deductible one-time charge for in-process R&D related to the acquisition of Autodose, and the limits on deductibility of FAS123R expense.

Symyx’s balance of cash, cash equivalents and marketable securities at year end was $150 million, reflecting cash flow from operations and uses including the stock buy-back, investment in Intermolecular, capital expenditures including completion of a new facility, and the acquisition of Autodose.

2006 Fourth Quarter Financial Results

Revenue for the fourth quarter of 2006 was $39.9 million.  By business area, Collaborations generated $14.1 million, Symyx Tools $17.3 million, Symyx Software $6.8 million, Materials and IP Licensing $1.3 million, and Sensors $0.4 million.

GAAP diluted earnings per share were $0.14.  Non-GAAP diluted earnings per share were $0.16 excluding acquisition-related adjustments and $0.22 excluding both acquisition-related adjustments and FAS123R expense.

Symyx Full Year and First Quarter 2007 Financial Outlook

For 2007, Symyx forecasts revenue of $133-$140 million, an increase of up to 15% over the comparable prior year revenue of $121.2 million, adjusted to exclude revenue related to the sensor business which was spun out in November 2006 (Sensors contributed $3.7 million in revenue in 2006).  In support of this forecast, Symyx has approximately $90 million of committed revenue that it expects to recognize during the year.

In recognition that FAS123R has been in effect for a full year, Symyx will provide 2007 non-GAAP earnings forecasts and results which include FAS123R expense but continue to exclude acquisition-related adjustments. Based on revenue outlook, expected headcount growth and other factors, Symyx forecasts 2007 GAAP diluted earnings per share of $0.33-$0.38 (compared with $0.24 in 2006) and non-GAAP diluted earnings per share, excluding acquisition-related adjustments, of $0.40-$0.45 (compared with $0.36 in 2006).

For the first quarter, 2007, Symyx forecasts revenue in the range of $24-$26 million, including approximately $22 million of committed revenue that it expects to recognize during the quarter. For the first quarter 2007, Symyx forecasts GAAP diluted loss per share of $(0.04)-$(0.06) and non-GAAP diluted loss per share, excluding acquisition-related adjustments, of $(0.02)-$(0.04).

Conference Call and Webcast

Steven Goldby, chairman and chief executive officer, Isy Goldwasser, president, and Jeryl Hilleman, executive vice president and chief financial officer, will host a webcast today at 11:00 am ET, 8:00 am PT, to discuss Symyx’s recent business and financial results and outlook, including future royalty potential.  A question and answer session will follow immediately. A live audio webcast of the event and slide show presentation will accompany management’s discussion and will be available through the investors section of the Symyx website at www.symyx.com. For audio only, the dial-in numbers are 800-289-0468 (domestic and Canada) and 913-981-5517 (international).  Interested parties may access a replay which will be available for approximately two weeks on Symyx’s website or by dialing 888-203-1112 (domestic and Canada) and 719-457-0820 (international), reservation 7176545.  The webcast and audio are open to all interested parties.

Non-GAAP Information

We have prepared non-GAAP data applicable to the reported financial periods to supplement Symyx’s results and forecasts determined under U.S. generally accepted accounting principles (GAAP). Symyx uses non-GAAP financial measures in analyzing financial results because the Company believes they are useful to investors and management in evaluating Symyx’s ongoing operational performance.  These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain factors which might otherwise obscure the results of our core business when compared to our historical performance, including adjustments related to past acquisitions.  Presentation of these non-GAAP and GAAP financial measures enables investors to evaluate Symyx’s performance under the same metrics that management and the Board of Directors use to evaluate Symyx’s performance.

Reconciliation of the non-GAAP financial measures included in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and in the accompanying exhibits to, this press release. Non-GAAP amounts are not meant as a substitute for financial data determined under applicable GAAP, but are included solely for informational purposes. Symyx’s non-GAAP financial measures are not prepared in accordance with U.S. generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies.  Symyx’s non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

About Symyx

Symyx Technologies, Inc. is a global provider of R&D execution and innovation for the chemicals, energy, life sciences, consumer products and other industries.  Symyx develops and applies high-throughput research technologies and research software for customers.  We provide collaborative research services, electronic lab notebook and scientific decision-support software and instruments to integrate and automate laboratory experimentation.  We work with customers to speed and improve research, discovery and development of new products and processes. Symyx has over 325 issued patents and 320 patent applications on file worldwide protecting our methods, discoveries, instruments and software. Information about Symyx, including reports and other information filed by Symyx with the Securities and Exchange Commission, is available at www.symyx.com.

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  This includes, without limitation, statements regarding: Symyx’s forecasts for revenue, earnings/loss, and the recognition of committed revenue for the first quarter and full year 2007, Symyx’s future royalties, our continued ability to develop customer relationships and to expand product and service offerings and Symyx enabling customers to achieve significant advancements in research productivity and innovation. These forward-looking statements involve risks, uncertainties and assumptions, including: (1) inaccurate assessment of future demand for Symyx’s offerings; (2) failure to execute under contracts in order to recognize committed revenue in a timely manner; (3) uncertainties relating to the pace, quality or number of discoveries of new materials; (4) the dependence on licensees to commercialize products successfully; (5) incorrect expectations regarding Symyx’s receipt of royalties; (6) uncertainties of patent protection and litigation; (7) future growth strategy, including impact of acquisitions, mergers or other changes in business strategy; (8) downturns in the chemical, energy, life science, and consumer products industries; (9)general economic conditions; (10) exposure to risks associated with export sales and operations; (11) natural disasters, power failures and other disasters; and (12) and other risks that are described from time to time in Symyx’s filings with the Securities and Exchange Commission, (including but not limited to Symyx’s 10-K for the year ended December 31, 2005 and 10-Q for the first, second and third quarters of 2006). If any of these risks or uncertainties materializes or any of the assumptions proves incorrect, Symyx’s results could differ materially from Symyx’s expectations in these statements.  Symyx assumes no obligation, and does not intend to update these forward-looking statements.

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For More Information:

Jeryl L. Hilleman

Executive Vice President and Chief Financial Officer

Symyx Technologies, Inc.

(408) 773-4000

ir@symyx.com

or

Teresa J. Thuruthiyil

Vice President, Investor and Public Relations

Symyx Technologies, Inc.

(408) 773-4075

ir@symyx.com

(Tables follow)

SYMYX TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenue:
Service revenue	$15,842	$15,632	$57,933	$56,980
Product sales	16,183	8,190	33,526	26,663
License fees and royalties	7,852	7,040	33,441	24,494
Total revenue	39,877	30,862	124,900	108,137

Operating expenses:
Cost of products sold	5,120	4,227	11,811	11,090
Research and development	17,869	13,744	65,060	50,660
Sales, general and administrative	10,060	6,352	35,224	25,566
Amortization of intangible assets arising from business combinations	1,045	1,043	4,270	3,515
Acquired in-process research and development	—	—	1,392	1,590
Total operating expenses	34,094	25,366	117,757	92,421

Income from operations	5,783	5,496	7,143	15,716
Interest and other income, net	2,074	1,580	7,709	4,427

Income before income tax expense and equity in loss	7,857	7,076	14,852	20,143

Income tax expense	(2,861)	(3,080)	(6,382)	(8,141)
Equity in loss from investment in Visyx Technologies Inc.	(186)	—	(186)	—

Net income	$4,810	$3,996	$8,284	$12,002

Basic net income per share	$0.15	$0.12	$0.25	$0.37

Shares used in computing basic net income per share	32,897	33,133	33,199	32,819

Diluted net income per share	$0.14	$0.11	$0.24	$0.35

Shares used in computing diluted net income per share	33,774	34,787	34,214	34,564

Note 1: Earning per share, or EPS, for each quarter is computed using the weighted-average number of shares outstanding during that quarter, while EPS for the year-to-date period is computed using the weighted-average number of shares outstanding during the period. Thus, the sum of the EPS for each of the quarters may not equal the EPS for the year-to-date period.

SELECTED  CONSOLIDATED BALANCE SHEET INFORMATION

(in thousands)

	December 31, 2006	December 31, 2005
	(unaudited)	(Note 1)

Cash, cash equivalents and available-for-sale securities	$149,995	$168,625

Working capital	146,180	162,237

Property, plant and equipment, net	31,222	21,756

Long-term investment	13,714	—

Goodwill and other intangible assets, net	31,657	32,065

Total assets	260,006	241,412

Current liabilities	30,839	22,883

Noncurrent foreign deferred tax liabilities	791	—

Stockholders' equity	228,376	218,529

Note 1: The selected consolidated balance sheet information at December 31, 2005 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

SYMYX TECHNOLOGIES, INC.

Reconciliation of Non-GAAP and GAAP Income

(in thousands, except per share amounts)

(preliminary unaudited)

	Three Months Ended December 31,
	2006			2005
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS

Non-GAAP results (1)	$9,643	$7,403	$0.22	$6,844	$4,795	$0.14

FAS 123R adjustments
FAS 123R expense	(2,634)	(2,634)		—	—
Tax effect of FAS 123R expense	—	742		—	—
FAS 123R expense, net of tax	(2,634)	(1,892)	(0.06)	—	—	—

Acquisition-related adjustments
Revenue impact of deferred maintenance write-downs	(35)	(35)		(240)	(240)
Cost of products sold impact of inventory write-up	(146)	(146)		—	—
Acquired in-process research and development	—	—		—	—
Deferred compensation related to issuance of stock options in connection with acquisitions	—	—		(65)	(65)
Amortization of intangible assets arising from business combinations	(1,045)	(1,045)		(1,043)	(1,043)
Tax effect of above acquisition-related adjustments	—	525		—	549
Acquisition-related adjustments, net of tax	(1,226)	(701)	(0.02)	(1,348)	(799)	(0.03)

GAAP results	$5,783	$4,810	$0.14	$5,496	$3,996	$0.11

	Years Ended December 31,
	2006			2005
	Operating Income	Net Income	Diluted EPS	Operating Income	Net Income	Diluted EPS

Non-GAAP results (1)	$23,470	$19,049	$0.55	$22,220	$16,413	$0.47

FAS 123R adjustments
FAS 123R expense	(10,296)	(10,296)		—	—
Tax effect of FAS 123R expense	—	3,556		—	—
FAS 123R expense, net of tax	(10,296)	(6,740)	(0.19)	—	—	—

Acquisition-related adjustments
Revenue impact of deferred maintenance write-downs	(164)	(164)		(1,057)	(1,057)
Cost of products sold impact of inventory write-up	(205)	(205)		—	—
Acquired in-process research and development	(1,392)	(1,392)		(1,590)	(1,590)
Deferred compensation related to issuance of stock options in connection with acquisitions	—	—		(343)	(343)
Amortization of intangible assets arising from business combinations	(4,270)	(4,270)		(3,514)	(3,514)
Tax effect of above acquisition-related adjustments	—	2,006		—	2,093
Acquisition-related adjustments, net of tax	(6,031)	(4,025)	(0.12)	(6,504)	(4,411)	(0.12)

GAAP results	$7,143	$8,284	$0.24	$15,716	$12,002	$0.35

(1) Non-GAAP results exclude FAS 123R expense and acquisition-related charges for the acquisitions of Autodose, IntelliChem and Synthematix.